Exhibit 99.01

Keynote Reports Fourth Fiscal Quarter and Year-End 2011 Results

  Keynote Posts $103.0 Million in Annual Revenue Achieving $100 Million Milestone
  Annual Revenue Growth of 19% Even After Excluding the Impact of Accounting Changes
  DeviceAnywhere Acquisition Solidifies Keynote’s Mobile Leadership Position
  Quarterly Cash Dividend of $0.06 per Share

SAN MATEO, Calif.--(BUSINESS WIRE)--November 3, 2011--Keynote® Systems (NASDAQ: KEYN), the global leader in Internet and mobile cloud monitoring, reported financial results for its fourth fiscal quarter and year-ended September 30, 2011.

Umang Gupta, Chairman and CEO of Keynote, said: “Once again, we delivered excellent quarterly results. Fiscal 2011 annual revenue reached $103.0 million, breaking the $100 million milestone for the first time in our company’s history. Both our Internet and mobile businesses closed the fiscal year on a strong note and contributed to our 19% annual revenue growth, even after excluding the positive impact of accounting standards change.

“Looking to fiscal 2012, we are excited about the potential for all of our markets, especially our enterprise mobile business. On October 18th, we completed the acquisition of DeviceAnywhere and firmly established Keynote as a leader in the mobile testing and monitoring markets. Keynote-DeviceAnywhere is a leading enterprise-class cloud-based platform for quality assurance (QA) testing and monitoring mobile Websites and apps. This transaction increases our product breadth and scale meaningfully, enhances our competitive position, and expands our addressable market into the immediately adjacent enterprise mobile testing and quality assurance space.”

Quarter Ended September 30, 2011 Compared to Quarter Ended September 30, 2010

Revenue was $27.5 million for fourth fiscal quarter of 2011, compared to $20.5 million. Excluding the approximately $2.4 million positive effect of the accounting standards change related to the company’s revenue recognition, revenue grew 22%. Total operating expenses were $24.0 million, supporting increased revenue and including approximately $500,000 in expenses associated with the Keynote-DeviceAnywhere acquisition, compared to $19.4 million. Operating income was $3.5 million, compared to an operating income of $1.1 million. Net income for the fourth fiscal quarter of 2011 was $39.8 million, or $2.16 per diluted share, which included the release of the valuation allowance on deferred tax assets of $37.3 million, which contributed approximately $2.02 per diluted share. This compares to net income of $1.2 million, or $0.08 per diluted share. Non-GAAP net income for the fourth fiscal quarter of 2011 was $4.9 million, or $0.27 per diluted share, compared to $2.4 million, or $0.16 per diluted share. The company defines non-GAAP net income (loss) as GAAP net income (loss) adjusted for the provision for income taxes, cash taxes from on-going operations, stock-based compensation expense, and amortization of purchased intangibles. Non-GAAP net income (loss) per diluted share equals non-GAAP net income (loss) divided by the diluted weighted average shares outstanding for the period.

Management also believes the non-GAAP figure of adjusted earnings before interest income, taxes, depreciation, amortization, stock-based compensation, and other income (expenses), net, or Adjusted EBITDA, provides a useful measure of operations. Adjusted EBITDA was $6.2 million for the fourth fiscal quarter of 2011, or 23% of revenue, compared to $3.6 million, or 17% of revenue.

Cash provided by operating activities was $5.7 million for the fourth fiscal quarter of 2011, compared to $4.8 million. Keynote defines free cash flow as cash flow from operations less cash used for purchases of property, equipment and software. The company generated free cash flow of $4.3 million for the fourth fiscal quarter of 2011, compared to $4.0 million.

Fiscal 2011 Compared to Fiscal 2010

Revenue increased to $103.0 million in fiscal 2011, from $79.9 million. Excluding the approximately $7.8 million positive effect of the accounting standards change related to the company’s revenue recognition, revenue grew 19%. Total operating expenses were $88.0 million in fiscal 2011, supporting increased revenue and including approximately $500,000 in expenses associated with the Keynote-DeviceAnywhere acquisition, compared to $77.6 million. Operating income was $15.0 million, compared to $2.2 million. Net income was $50.9 million in fiscal 2011, or $2.91 per diluted share, including the aforementioned release of the valuation allowance on deferred tax assets of $37.3 million, which contributed approximately $2.13 per diluted share. This compared to $1.7 million, or $0.11 per diluted share. Non-GAAP net income was $20.6 million in fiscal 2011, or $1.18 per diluted share, compared to $7.6 million, or $0.51 per diluted share.

Cash provided by operating activities was $19.3 million in fiscal 2011, compared to $12.7 million. Adjusted EBITDA grew to $25.0 million in fiscal 2011, or 24% of revenue, from $12.3 million, or 15% of revenue.

Balance Sheet

At September 30, 2011, Keynote had $101.4 million in cash, cash equivalents, and short-term investments. On October 18th, the company acquired DeviceAnywhere for approximately $60.0 million in cash. Net deferred revenue was $18.5 million at September 30, 2011, compared to $21.5 million at September 30, 2010. Gross deferred revenue, defined as the sum of net deferred revenue and unpaid deferred revenue, was $23.1 million at September 30, 2011, compared to $27.2 million at September 30, 2010.

The total shares outstanding at September 30, 2011 were 17.3 million, compared to 14.9 million at September 30, 2010.

Quarterly Cash Dividend

The board of directors approved a quarterly cash dividend of $0.06 per common share, payable December 15, 2011 to common stockholders of record at the close of business on December 1, 2011.

Expectations for the First Quarter of Fiscal Year 2012

The statements in this section of this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Keynote currently expects the following for the first fiscal quarter of 2012:

  Total revenue is expected to be between $30.5 million and $32.0 million, including approximately $4.5 million from Keynote-DeviceAnywhere.
  GAAP net income per diluted share is expected to be between $0.06 and $0.12.
  Non-GAAP net income per diluted share is expected to be between $0.22 and $0.28.

The above guidance is based on the following assumptions. The Keynote-DeviceAnywhere acquisition is expected to be non-dilutive to non-GAAP EPS in fiscal year 2012 and accretive to non-GAAP EPS in fiscal year 2013. DeviceAnywhere guidance includes revenue from the October 18th closing date to the end of the quarter and the estimated negative effect of purchase accounting on deferred revenue. No significant changes in the fair value of contingent consideration as estimated on the date of the acquisition. Foreign exchange rates do not change materially. Total stock-based compensation expense and amortization of intangible assets is expected to be approximately $2.1 million. Depreciation is expected to be approximately $1.3 million. Interest income and other, net is expected to be approximately $100,000 assuming no material changes in interest rates, foreign exchange rates and currently planned uses of cash. As a result of the release of the deferred tax asset valuation allowance, the provision for income taxes for future quarters is expected to be approximately 40% of income before provision for income taxes. Cash taxes paid from on-going operations is expected to be $200,000. Diluted weighted average shares outstanding are expected to be approximately 18.7 million shares, assuming some additional issuances of equity or equity-related securities and no significant changes in the company’s stock price.

Conference Call

Keynote will host a conference call and simultaneous Webcast at 2:00 pm (PST) today, November 3, 2011. To access the call in the U.S., please dial (800) 588-4973, and for international callers dial (847) 230-5643. Callers may provide the following confirmation number 30861826 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining. The webcast can be accessed at www.keynote.com and available for replay for 90 days. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial (888) 843-7419, and for international callers dial (630) 652-3042 and enter access code 30861826#.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding the Company or management’s intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations.

Forward-looking statements in this release include, but are not limited to, forecasts concerning Keynote’s future growth, expected revenue, GAAP and Non-GAAP earnings per share, and the related underlying assumptions in calculating those amounts, the impact of the recent acquisition and other future financial results. It is important to note that actual outcomes and Keynote’s actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as risks related to the integration of the acquisition, including retaining customers and employees, the uncertain impact global economic conditions will have on Keynote’s business or the businesses of current or potential customers, Keynote’s ability to successfully market and sell its current and recently acquired services to new or existing customers, Keynote’s ability to develop and introduce new services in a timely manner and customer acceptance of new services, the extent to which demand for Keynote’s various services fluctuates, the risk that Keynote’s recent revenue growth may not be sustained, the extent to which existing customers renew their subscriptions and purchase additional services, particularly enterprise customers, Keynote’s ability to attract and retain new customers, Keynote’s ability to operate its international operations and manage related costs successfully, Keynote’s ability to retain key employees, pricing pressure with respect to Keynote’s services, unforeseen expenses, competition in Keynote’s markets, costs associated with any future acquisitions, unforeseen expenses or liabilities associated with Keynote’s recent acquisition, the effect of acquisitions by competitors in Keynote’s target markets, Keynote’s ability to keep pace with changes in the mobile and Internet infrastructure as well as other technological changes, the impact of changes in foreign exchange rates, which can be significant, and the success of Keynote’s international operations. Readers should also refer to the risks outlined in Keynote’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2010, and its quarterly reports on Form 10-Q and any current reports on Form 8-K filed during the fiscal year.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statement or reasons why results might differ.

Non-GAAP Measures

This press release includes information on Non-GAAP net income, Non-GAAP net income per share, Adjusted EBITDA, free cash flow and gross deferred revenues. These measures are not based on any standardized methodology prescribed by U.S. generally accepted accounting principles (“GAAP”) and are not necessarily comparable to similar measures presented by other companies. Non-GAAP net income (loss) is calculated by adjusting GAAP net income (loss) for the provision (benefit) for income taxes, cash taxes from on-going operations, stock-based compensation expense and amortization of purchased intangibles. Non-GAAP net income (loss) per share are calculated by dividing Non-GAAP net income (loss) by the weighted average number of diluted shares outstanding for the period. Free cash flow is defined as cash flow from operations less cash used to purchase of property, equipment and software. Gross deferred revenue is defined as the sum of net deferred revenue and unpaid deferred revenue. Adjusted EBITDA is defined as earnings before interest income, taxes, depreciation, amortization, stock-based compensation and other income (expense), net. These measures should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP, and because these amounts are not determined in accordance with GAAP, they should not be used exclusively in evaluating the Company’s business and operations. Accordingly, the Company believes that this non-GAAP information is useful as an additional means for investors to evaluate the Company’s operating performance, when reviewed in conjunction with the Company’s GAAP financial statements. Management also reviews this information as an additional means for measuring the performance of the Company. The Company compensates for these limitations by realizing that these amounts are not determined in accordance with GAAP and therefore, should not be used exclusively in evaluating its business and operations.

About Keynote Systems

Keynote Systems, Inc., (NASDAQ:KEYN) is the global leader in Internet and mobile cloud monitoring and testing. Keynote maintains the world’s largest on-demand performance monitoring and testing infrastructure for Web and mobile sites comprised of over 4,000 measurement computers and mobile devices in over 275 locations around the world that enable companies to continuously improve the online and mobile experience. Known as ‘The Mobile and Internet Performance Authority™’, Keynote offers three market-leading product platforms:

Keynote Perspective® provides on-demand performance monitoring for enterprise Web and mobile sites including online portals, e-commerce sites and B2B sites. Over 2,000 customers rely on Keynote Perspective services to know precisely how their Websites, content, and applications perform on actual browsers, networks, and mobile devices.

Keynote DeviceAnywhere is an enterprise-class, cloud-based, mobile application lifecycle management (ALM) testing & quality assurance platform. It is used by over 1,000 mobile developers and enterprises to deliver mobile applications, content and services faster while reducing downtime and testing costs.

Keynote SIGOS offers active end-to-end Quality of Service (QoS) testing and monitoring solutions for mobile, fixed and VoIP communications. Its SITE and Global Roamer products are used by over 200 network operators, content providers, carriers and regulators in over 100 countries worldwide.

Keynote's 4,000 customers represent top Internet and mobile companies and include American Express, AT&T, Disney, eBay, E*TRADE, Expedia, Google, Microsoft, SonyEricsson, T-Mobile and Vodafone. Keynote Systems is headquartered in San Mateo, California and can be reached at http://www.keynote.com/ or by phone in the U.S. at 1-800-KEYNOTE.

Keynote®, DataPulse®, CustomerScope®, Keynote CE Rankings®, Keynote Customer Experience Rankings®, Perspective®, Keynote Red Alert®, Keynote Traffic Perspective®, Keynote WebEffective®, The Internet Performance Authority®, MyKeynote® , SIGOS®, SITE®, Keynote™, The Mobile & Internet Performance Authority™ and Keynote FlexUse™ are trademarks or registered trademarks of Keynote Systems, Inc. in the United States and/or other countries. All other trademarks are the property of their respective owners. © 2011 Keynote Systems, Inc.

Keynote Systems, Inc. and Subsidiaries CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data) (unaudited)
	Three Months Ended			Year Ended
	Sept 30,	June 30,	Sept 30,	Sept 30,	Sept 30,
	2011	2011	2010	2011	2010
Net revenue:	$27,504	$26,586	$20,513	$103,030	$79,851
Costs and expenses:
Costs of revenue:
Direct costs of revenue	7,159	6,534	5,477	25,500	21,327
Development	3,558	3,410	2,894	13,189	11,978
Operations	2,195	2,058	1,900	8,131	7,661
Amortization of intangible assets- software	419	419	419	1,676	1,585
Total costs of revenue	13,331	12,421	10,690	48,496	42,551
Sales and marketing	7,335	6,982	6,469	28,278	25,469
General and administrative	3,464	2,831	2,630	11,702	10,460
Excess occupancy income, net	(285)	(273)	(545)	(1,077)	(1,487)
Amortization of intangible assets - other	138	147	142	589	626
Total costs and expenses	23,983	22,108	19,386	87,988	77,619
Income from operations	3,521	4,478	1,127	15,042	2,232
Interest income and other, net	(328)	118	145	213	351
Income before provision for income taxes	3,193	4,596	1,272	15,255	2,583
Provision for income taxes	(724)	(443)	(108)	(1,675)	(897)
Benefit from release of deferred tax assets valuation allowance	37,282	-	-	37,282	-
Net income	$39,751	$4,153	$1,164	$50,862	$1,686

Net income per share:
Basic	$2.33	$0.25	$0.08	$3.16	$0.11
Diluted	$2.16	$0.23	$0.08	$2.91	$0.11
Weighted average common shares outstanding:
Basic	17,077	16,483	14,910	16,096	14,708
Diluted	18,444	17,950	15,161	17,500	14,969

Keynote Systems, Inc. and Subsidiaries CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands) (unaudited)
	Sept 30, 2011	Sept 30, 2010

Assets
Current assets:
Cash, cash equivalents and short-term investments	$101,380	$66,352
Accounts receivable, net	14,738	9,094
Prepaids, deferred costs and other current assets	3,002	3,571
Inventories	1,502	1,286
Deferred tax assets	7,582	3,749
Total current assets	128,204	84,052
Deferred costs and other long-term assets	810	1,599
Property and equipment, net	34,424	33,432
Goodwill	62,459	63,166
Identifiable intangible assets, net	1,653	3,914
Deferred tax assets	32,851	359
Total assets	$260,401	$186,522

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,410	$1,748
Accrued expenses	9,450	7,945
Deferred revenue	16,151	19,539
Total current liabilities	28,011	29,232
Deferred rent and other long term liabilities	3,811	3,605
Long-term deferred revenue	2,388	1,926
Long-term deferred tax liability	-	395
Total liabilities	34,210	35,158

Stockholders' equity:
Common stock	17	15
Additional paid-in capital	312,057	286,761
Accumulated deficit	(87,066)	(137,928)
Accumulated other comprehensive income	1,183	2,516
Total stockholders' equity	226,191	151,364
Total liabilities and stockholders' equity	$260,401	$186,522

Keynote Systems, Inc. and Subsidiaries GAAP TO NON-GAAP RECONCILIATION (in thousands, except per share data) (unaudited)
	Three Months Ended			Year Ended
	Sept 30,	June 30,	Sept 30,	Sept 30,	Sept 30,
	2011	2011	2010	2011	2010
Revenue Categories *
Internet:
Web measurement subscriptions	$7,981	$7,865	$7,105	$30,494	$26,452
Other subscriptions	3,316	2,846	3,154	12,394	12,036
Engagements	2,919	2,735	2,187	10,439	8,788
Internet net revenue	14,216	13,446	12,446	53,327	47,276
Mobile:
Subscriptions	4,180	4,149	2,770	14,758	10,372
Ratable licenses	2,594	3,426	5,297	14,278	22,203
System licenses	3,858	3,112	-	10,224	-
Maintenance and support	2,656	2,453	-	10,443	-
Mobile net revenue	13,288	13,140	8,067	49,703	32,575
Net revenue	$27,504	$26,586	$20,513	$103,030	$79,851
Non-GAAP Net Income and Income Per Share
GAAP net income	$39,751	$4,153	$1,164	$50,862	$1,686
Provision for income taxes	724	443	108	1,675	897
Benefit from release of deferred tax assets valuation allowance	(37,282)	-	-	(37,282)	-
Stock-based compensation **	1,020	821	818	3,360	3,365
Amortization of intangible assets - other	138	147	142	589	626
Amortization of intangible assets - software	419	419	419	1,676	1,585
Non-GAAP income before income tax	4,770	5,983	2,651	20,880	8,159
Cash taxes from on-going operations	152	(412)	(205)	(290)	(544)
Non-GAAP net income	$4,922	$5,571	$2,446	$20,590	$7,615
Weighted average diluted common shares outstanding	18,444	17,950	15,161	17,500	14,969
Non-GAAP income per share	$0.27	$0.31	$0.16	$1.18	$0.51
Adjusted EBITDA
GAAP net income	$39,751	$4,153	$1,164	$50,862	$1,686
Provision for income taxes	724	443	108	1,675	897
Benefit from release of deferred tax assets valuation allowance	(37,282)			(37,282)
Interest income and other, net	328	(118)	(145)	(213)	(351)
Stock-based compensation **	1,020	821	818	3,360	3,365
Amortization of intangible assets - other	138	147	142	589	626
Amortization of intangible assets - software	419	419	419	1,676	1,585
Depreciation	1,133	1,109	1,081	4,308	4,462
Adjusted EBITDA	$6,231	$6,974	$3,587	$24,975	$12,270
** Stock-based compensation by category
Direct costs of revenue	$127	$114	$106	$436	$425
Development	230	181	174	759	778
Operations	124	97	112	375	440
Sales and marketing	386	302	308	1,263	1,244
General and administrative	153	127	118	527	478
	$1,020	$821	$818	$3,360	$3,365

* Effective with fiscal year 2011, new revenue accounting guidance was adopted by the Company that had the primary effect of recognizing SITE systems revenue, excluding maintenance, at the time of acceptance rather than ratably over the contract term. SITE orders received after fiscal year 2010 are reported as System licenses for the hardware and software elements of those contracts and as Maintenance and Support for the remaining elements. SITE orders received prior to the beginning of fiscal year 2011 continue to be recognized ratably and are reported as Ratable licenses revenue.

Keynote Systems, Inc. and Subsidiaries REVENUE DETAIL (in thousands) (unaudited)
	Three Months Ended				Year Ended
	Dec 31	March 31	June 30	Sept 30	Sept 30
FY 2011*
Internet:
Web measurement subscriptions	$7,275	$7,373	$7,865	$7,981	$30,494
Other subscriptions	3,448	2,784	2,846	3,316	12,394
Engagements	2,185	2,600	2,735	2,919	10,439
Internet net revenue	12,908	12,757	13,446	14,216	53,327
Mobile:
Subscriptions	3,195	3,234	4,149	4,180	14,758
Ratable licenses	4,571	3,687	3,426	2,594	14,278
System licenses	1,992	1,262	3,112	3,858	10,224
Maintenance and support	2,167	3,167	2,453	2,656	10,443
Mobile net revenue	11,925	11,350	13,140	13,288	49,703
Net revenue	$24,833	$24,107	$26,586	$27,504	$103,030
FY 2010
Internet:
Web measurement subscriptions	$6,170	$6,593	$6,584	$7,105	$26,452
Other subscriptions	3,665	2,569	2,648	3,154	12,036
Engagements	2,544	1,893	2,164	2,187	8,788
Internet net revenue	12,379	11,055	11,396	12,446	47,276
Mobile:
Subscriptions	2,374	2,510	2,718	2,770	10,372
Ratable licenses	5,956	5,791	5,159	5,297	22,203
Mobile net revenue	8,330	8,301	7,877	8,067	32,575
Net revenue	$20,709	$19,356	$19,273	$20,513	$79,851
FY 2009
Internet:
Web measurement subscriptions	$7,209	$6,572	$6,621	$6,370	$26,772
Other subscriptions	2,455	2,761	2,782	2,812	10,810
Engagements	3,121	2,308	2,324	2,134	9,887
Internet net revenue	12,785	11,641	11,727	11,316	47,469
Mobile:
Subscriptions	1,809	2,008	2,052	2,146	8,015
Ratable licenses	6,043	5,915	6,390	6,275	24,623
Mobile net revenue	7,852	7,923	8,442	8,421	32,638
Net revenue	$20,637	$19,564	$20,169	$19,737	$80,107
FY 2008
Internet:
Web measurement subscriptions	$6,828	$6,798	$6,863	$7,348	$27,837
Other subscriptions	2,704	2,640	2,666	2,585	10,595
Engagements	2,846	1,937	2,631	2,360	9,774
Internet net revenue	12,378	11,375	12,160	12,293	48,206
Mobile:
Subscriptions	1,340	1,654	1,912	1,976	6,882
Ratable licenses	4,002	4,605	6,426	6,787	21,820
Mobile net revenue	5,342	6,259	8,338	8,763	28,702
Net revenue	$17,720	$17,634	$20,498	$21,056	$76,908

* Effective with fiscal year 2011, new revenue accounting guidance was adopted by the Company that had the primary effect of recognizing SITE systems revenue, excluding maintenance, at the time of acceptance rather than ratably over the contract term. SITE orders received after fiscal year 2010 are reported as System licenses for the hardware and software elements of those contracts and as Maintenance and Support for the remaining elements. SITE orders received prior to the beginning of fiscal year 2011 continue to be recognized ratably and are reported as Ratable licenses revenue.

Keynote Systems, Inc. and Subsidiaries CASH FLOW FROM OPERATING ACTIVITIES AND FREE CASH FLOW (in thousands) (unaudited)
	Three Months Ended				Year Ended
	Dec 31	March 31	June 30	Sept 30	Sept 30
FY 2011
Total Revenue	$24,833	$24,107	$26,586	$27,504	$103,030
Cash Flow from Operations	$2,324	$6,693	$4,560	$5,686	$19,263
% of Revenue	9%	28%	17%	21%	19%
Purchase of PP&E	$470	$1,693	$795	$1,379	$4,337
Free Cash Flow *	$1,854	$5,000	$3,765	$4,307	$14,926
% of Revenue	7%	21%	14%	16%	14%
FY 2010
Total Revenue	$20,709	$19,356	$19,273	$20,513	$79,851
Cash Flow from Operations	$(95)	$1,749	$6,272	$4,805	$12,731
% of Revenue	(0%)	9%	33%	23%	16%
Purchase of PP&E	$775	$653	$961	$840	$3,229
Free Cash Flow *	$(870)	$1,096	$5,311	$3,965	$9,502
% of Revenue	(4%)	6%	28%	19%	12%
FY 2009
Total Revenue	$20,637	$19,564	$20,169	$19,737	$80,107
Cash Flow from Operations	$2,020	$1,249	$4,151	$1,379	$8,799
% of Revenue	10%	6%	21%	7%	11%
Purchase of PP&E	$661	$736	$1,199	$848	$3,444
Free Cash Flow *	$1,359	$513	$2,952	$531	$5,355
% of Revenue	7%	3%	15%	3%	7%
FY 2008
Total Revenue	$17,720	$17,634	$20,498	$21,056	$76,908
Cash Flow from Operations	$330	$2,527	$1,522	$901	$5,280
% of Revenue	2%	14%	7%	4%	7%
Purchase of PP&E	$1,351	$1,034	$1,602	$4,435	$8,422
Free Cash Flow *	$(1,021)	$1,493	$(80)	$(3,534)	$(3,142)
% of Revenue	(6%)	8%	(0%)	(17%)	(4%)

Keynote Systems, Inc. and Subsidiaries DEFERRED REVENUE (in thousands) (unaudited)
	Sept 30, 2011	June 30, 2011	Sept 30, 2010

Deferred revenue, net
Domestic	$8,335	$7,642	$4,631
International	10,204	13,705	16,834
Total	18,539	21,347	21,465

Add back: unpaid deferred revenue
Domestic	2,068	3,625	2,584
International	2,470	4,505	3,191
Total	4,538	8,130	5,775

Deferred revenue, gross
Domestic	10,403	11,267	7,215
International	12,674	18,210	20,025
Total	$23,077	$29,477	$27,240

CONTACT:
LHA
Kirsten Chapman, 415-433-3777 (Investor Relations)
KEYNLHA@lhai.com
or
Keynote Systems, Inc.
Dan Berkowitz, 650-403-3305 (Media)
dberkowitz@keynote.com